Exhibit 10.3

DEMAND PROMISSORY NOTE

$20,000.00	February 1, 2015

FOR VALUE RECEIVED, Focus Universal Inc., a Nevada corporation (the “Maker”), does hereby promise to pay to Perfecular Inc. or their assignee (the “Holder”) on demand, the principal sum of twenty thousand dollars ($20,000.00) (the “Principal”) together with interest as set forth herein (the “Interest”), in lawful currency of the United States.

1.   Interest Rate.

(a) The Interest payable by the Maker hereunder shall accrue at the lowest applicable federal rate per annum (the “Interest”).

2.   Payment.

(a) All Principal and Interest payable hereunder shall be payable to the Holder at such place or places as the Holder may direct from time to time, in such coin and currency as shall be legal tender at the time of payment for the payment of public and private debts in the United States of America.

(b) All Principal and Interest payable by the Maker hereunder shall be payable upon Holder’s demand (the “Due Date”). This Note may be repaid prior to the Due Date without premium or penalty, in whole or in part at any time.

3.   Collection Expense. If there is an Event of Default, as defined below, under this Promissory Note and this Promissory Note is placed in the hands of an attorney for collection, or in the event that this Promissory Note is collected in whole or in part by suit or through probate or bankruptcy proceedings, or other legal proceedings of any kind (an “Event of Default”), the Maker agrees to pay, in addition to all the sums payable hereunder, the Holder’s reasonable expenses of collection, including without limitation, reasonable attorneys’ fees and disbursements, whether or not suit is brought and through all appeals.

4.   General Provisions. Time shall be of the essence with respect to the terms of this Promissory Note. This Promissory Note cannot be changed or modified orally.

5.   Assignment. The Holder shall have the right to assign its rights hereunder as determined by the Holder in its sole discretion and without the consent of the Maker. The Maker shall not have the right to assign its obligations hereunder without the consent of the Holder.

6.   Governing Law. This Promissory Note shall be construed in accordance with and governed by the laws of Nevada.

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THIS PROMISSORY NOTE is executed and made effective as of the date written above.

MAKER:

Focus Universal Inc.

By:	/s/ Desheng Wang
Desheng Wang
Its:	CEO

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